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July 6, 1999

Mr. Stephen Tubbs
Vice President Business Development
GE Financial Assurance
7125 W. Jefferson Ave., Suite 200
Lakewood, CO  80235


       Re: Agreement between GE Capital Management Corporation and The Cobalt Group, Inc.


Dear Stephen:

       This letter ("Letter Agreement") sets forth the principal terms and conditions of a proposed binding agreement ("Definitive Contemplated Agreement") between GE Capital Management Corporation ("GE") and The Cobalt Group, Inc. ("Cobalt").

I.     Terms of the Definitive Contemplated Agreement

   1.   OBLIGATIONS OF COBALT

       A. Cobalt will develop, with the cooperation of GE, on a schedule to be reasonably agreed by the parties, the following Web-based automobile extended warranty origination modules:

               i) A dealer module ("Dealer Direct"). Cobalt will prepare a Dealer Direct functional specification ("Specification"). Upon acceptance of the Specification by GE, Cobalt will develop, according to the Specification:
(a) an Internet dealer user interface; (b) underlying software code; (c) integration of Cobalt's Web-based inventory management system with Dealer Direct; (d) the ability for dealers to manage retail pricing; and (e) a direct
data feed to GE.   Cobalt will work with its automotive dealer customers
("Cobalt Clients") to run tests of Dealer Direct and make modifications, as mutually agreed with GE; and

               ii) A consumer module ("Consumer Direct"), based substantially on GE's existing consumer extended warranty origination system. According to a mutually agreed specification, Cobalt will modify the existing Internet user interface, integrate it with Cobalt automotive inventory management system as well as in Cobalt's automotive portal, DEALERNET-TM-, provide availability in dealer Web sites and configure a direct data feed to GE. Cobalt will work with the Cobalt Clients and the DEALERNET user base to run tests of Consumer Direct and make modifications, as mutually agreed with GE.

       B. Cobalt intends to develop automotive customer "Personal Pages" in the future which will allow customers of Cobalt Clients to review their automobile's service histories, receive service reminders, purchase various products and services, all of which will be sponsored by the Cobalt Client from whom they purchased their car. Cobalt and GE agree to negotiate in good

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faith for the specification and development of extended warranty product related enhancements to Cobalt's Personal Pages products.

       C. During the term of the Definitive Contemplated Agreement, Cobalt shall have the right to distribute Dealer Direct as a standard component of Cobalt's service offerings to Cobalt Clients and to offer a Consumer Direct extended warranty origination link on Cobalt Client Web sites at such client's option. Cobalt sales consultants will provide basic training on the use of Dealer Direct. Cobalt shall also have the right to distribute Consumer Direct as part of DEALERNET, both at the Dealernet.com primary address and as a content component for other Web portal businesses ("Cobalt Affiliates"). Cobalt Clients and Cobalt Affiliates shall be subject to GE's standard qualification criteria for originators of its extended warranty products. Cobalt Clients and Cobalt Affiliates will have the right to decline these services. Cobalt shall have the right to modify Dealer Direct and Consumer Direct to remain consistent with its other Web-based products from time to time, provided that such modifications shall not materially affect the suitability of Dealer Direct and Consumer Direct as extended warranty origination systems.

       D. GE shall be the exclusive non-automotive manufacturer extended warranty provider for Dealer Direct and DEALERNET and shall be the exclusive endorsed non-automotive manufacturer provider of extended warranty services included in Cobalt's Web Edge Dealer Website Management interface to Cobalt Clients for a period of one year. Exclusivity will be guaranteed for a period of one year from product launch. Renewal of exclusivity will be subject to mutually agreed performance standards regarding extended warranty originations. Cobalt Clients and Cobalt Affiliates will have the right to remove the feature at their discretion and nothing in this agreement shall be construed to prevent Cobalt from installing alternative extended warranty service products at the direction of Cobalt clients. Notwithstanding any of the foregoing, at all times Cobalt shall have complete control over Cobalt Client Web sites.

   2.  OBLIGATIONS OF GE

       A. GE will provide Cobalt with direction on the automobile extended warranty business necessary to develop the Specifications and for Cobalt to perform its development obligations. GE will provide Cobalt with the software code and interface components of its Consumer Direct extended warranty origination system and with algorithms for extended warranty pricing to be incorporated into Dealer Direct. GE will cooperate with Cobalt to enable direct feeds of extended warranty and other data from Cobalt systems to GE and to facilitate reporting, as the parties shall reasonably agree. GE will pay to Cobalt, a one time fee for deployment of Dealer Direct, according to a Statement of Work, which the parties shall cooperate in preparing.

       B.  GE will provide Cobalt's sales force with training on Dealer
Direct and Consumer Direct, all necessary sales collateral, and telephone support to Cobalt Clients through a toll-free number support line. GE will support Dealer Direct and Consumer Direct customers at a service standard consistent with its existing customers and in a manner that is consistent with that advertised in GE sales collateral.

       C. GE will pay Cobalt extended warranty origination fees for each extended warranty sold through Dealer Direct or Consumer Direct, unless otherwise prohibited by law. Both parties recognize that payments to Cobalt Clients and Cobalt Affiliates may also be necessary from time-to-time in the course of business and that such payments will be negotiated in good faith. Cobalt may, at its discretion, rout Consumer Direct extended warranty leads to Dealer Web sites from DEALERNET. To the extent that sales channel conflicts arise over pricing, both parties agree to negotiate in good faith to resolve such issues.

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Fees payable to Cobalt shall be:

                                                          Cobalt         Dealer      Affiliate
                                                          ------         ------      ---------
       Dealer Direct electronic origination                 TBD            TBD            N/A
       Dealer site consumer direct origination              TBD            TBD            N/A
       DEALERNET consumer direct origination                TBD            N/A            N/A
       Private label DEALERNET consumer direct origination  TBD            N/A            TBD

       D. Except for GE and its agents, Cobalt shall be the exclusive distributor for Dealer Direct.

   3. TERM. The term of the Definative Agreement shall be three years from the date of signing.


   4. ISSUANCE OF WARRANT. Upon execution of the Definitive Contemplated Agreement, Cobalt will issue to GE, or its designated affiliate, warrants to purchase up to 100,000 shares of Cobalt common stock at a price equal to the offering price at Cobalt's initial public offering. The warrants shall be exercisable for a period of 30 days from the date of Cobalt's final prospectus.

II.    Cooperation.

       GE and Cobalt agree to use their best efforts to take, or cause to be taken, such action to execute and deliver the Definitive Contemplated Agreement and such additional documents and instruments, and to do, or cause to be done, all things necessary to consummate and make effective the transactions contemplated by this Letter Agreement within 30 days of the date of this Letter Agreement. The Definitive Contemplated Agreement shall contain definitive terms consistent with the terms of this Letter Agreement, and shall contain such additional terms and conditions as are customarily found in agreements of this nature and complexity.

       GE and Cobalt agree to use good faith efforts to explore further strategic opportunities such as potential cooperative training programs.

III.   Binding Effect

       This Letter Agreement shall be non-binding, other than the obligation of each party to use its best efforts to negotiate and execute the Definitive Contemplated Agreement.

IV.    Miscellaneous

       This Letter Agreement (1) may not be assigned, in whole or in part, by either party without the prior written consent of the other party, provided that GE may assign this Letter Agreement to one or more of its affiliated corporations; (2) constitutes the entire agreement of the parties and supersedes all prior understandings, whether written or oral, between the parties thereto;
(3) may be executed in multiple counterparts, each of which shall be deemed an original,

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but all of which together shall constitute one and the same agreement; and
(4) will be interpreted and construed in accordance with, and will be governed by, the laws of the State of California.

       Please indicate your agreement to the terms of this Letter Agreement by signing below and returning a copy of the signed Letter Agreement to the attention of the undersigned.


                                     Sincerely,

                                     The Cobalt Group, Inc.



                                     By:
                                        --------------------------------------
                                             David Douglass
                                             Chief Financial Officer and Vice
                                                 President of Operations



GE Capital Management Corporation



By:
   ----------------------------------
       Daniel C. Munson
       President
       Date:
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